Exhibit 10.iii.c.6
FOURTH AMENDMENT OF
MOSAIC NONQUALIFIED DEFERRED COMPENSATION PLAN
(2006 Statement)

The Mosaic Nonqualified Deferred Compensation Plan (2006 Statement) (hereinafter referred to as the “Plan Statement”) is hereby amended as provided below. This amendment is intended to clarify the Plan. The amendment below is not intended to make any changes that would cause a violation of section 409A of the Internal Revenue Code or its accompanying regulations. If a change in this amendment is determined to be a violation of section 409A, the amendment shall not be effective and shall be disregarded with respect to the rules governing benefits under the Plan. The amendment below is not intended to make any changes that would cause a loss of grandfather status with respect to the changes made to section 162(m) under the Tax Cuts and Jobs Act of 2017.

1.DELAY IN DISTRIBUTIONS. Effective January 1, 2020, Article 4 shall be amended to delete and remove Section 4.4(e)(ii) in its entirety. Subsequent sections and cross references are renumbered and relabeled as applicable.

2.SAVINGS CLAUSE. Save and except as hereinabove expressly amended, the Plan Statement shall continue in full force and effect.